                                                                    EXHIBIT 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

 A NATIONAL BANKING ASSOCIATION                       31-0838515
                                                      (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                 43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
    ATTN: SANDRA L. CARUBA, VICE PRESIDENT AND SENIOR COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                            METLIFE CAPITAL TRUST II
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                              APPLIED FOR
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


ONE MADISON AVENUE                                    10010-3690
NEW YORK, NEW YORK                                    (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                           TRUST PREFERRED SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION.  FURNISH THE FOLLOWING
            INFORMATION AS TO THE TRUSTEE:

            (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C.;
            Federal Deposit Insurance Corporation,

            Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

            (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

            No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificate of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of May, 2001.


               BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
               TRUSTEE


               BY /S/ SANDRA L. CARUBA
                  SANDRA L. CARUBA
                  VICE PRESIDENT




* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                  May 16, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Metlife Capital Trust II and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                      Very truly yours,

                      BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                            BY: /S/ SANDRA L. CARUBA
                                    SANDRA L. CARUBA
                                    VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:   Bank One Trust Company, N.A.   Call Date: 3/31/01      State #: 391581    FFIEC 041
Address:               100 Broad Street               Vendor ID:  D           Cert #: 21377      Page RC-1
City, State  Zip:      Columbus, OH 43271             Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                          DOLLAR AMOUNTS IN THOUSANDS   C300
                                                                                           RCON       BIL MIL THOU      ----
                                                                                           ----       ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCON
    a. Noninterest-bearing balances and currency and coin(1) ...................           0081           57,409          1.a
    b. Interest-bearing balances(2).. ..........................................           0071                0          1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ...............           1754                0          2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ............           1773            1,922          2.b
3.  Federal funds sold and securities purchased under agreements to
    resell .....................................................................           1350          771,209          3.
4.  Loans and lease financing receivables:(from Schedule RC-C):                            RCON
    a. Loans and leases held for sale ..........................................           5369                0          4.a
    b. Loans and leases, net of unearned income ................................           B528           84,428          4.b
    c. LESS: Allowance for loan and lease losses ...............................           3123              387          4.c
    d. Loans and leases, net of unearned income and allowance
    (item 4.b minus 4.c) .......................................................           B529           84,041          4.d
5.  Trading assets (from Schedule RC-D) ........................................           3545                0          5.
6.  Premises and fixed assets (including capitalized leases) ...................           2145           21,125          6.
7.  Other real estate owned (from Schedule RC-M) ...............................           2150                0          7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) .............................................           2130                0          8.
9.  Customers' liability to this bank on acceptances outstanding ...............           2155                0          9.
10. Intangible assets
    a.  Goodwill ...............................................................           3163                0          10.a
    b.  Other intangible assets (from Schedule RC-M) ...........................           0426           12,971          10.b
11. Other assets (from Schedule RC-F) ..........................................           2160          317,034          11.
12. Total assets (sum of items 1 through 11) ...................................           2170        1,265,711          12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:   Bank One Trust Company, N.A.   Call Date:  3/31/01     State #: 391581    FFIEC 041
Address:               100 East Broad Street          Vendor ID:  D           Cert #: 21377      Page RC-2
City, State  Zip:      Columbus, OH 43271             Transit #:  04400003

SCHEDULE RC-CONTINUED

                                                                                            DOLLAR AMOUNTS IN
                                                                                               THOUSANDS
                                                                                               ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                      RCON
    from Schedule RC-E) .............................................             2200             995,556          13.a
      (1) Noninterest-bearing(1) ....................................             6631             558,282          13.a1
      (2) Interest-bearing ..........................................             6636             437,274          13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase ...................................................        RCFD 2800                   0          14.
15. Trading Liabilities(from Schedule RC-D) .........................        RCFD 3548                   0          15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M) ......             3190                   0          16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ........             2920                   0          18.
19. Subordinated notes and debentures (2) ...........................             3200                   0          19.
20. Other liabilities (from Schedule RC-G) ..........................             2930             125,576          20.
21. Total liabilities (sum of items 13 through 20) ..................             2948           1,121,132          21.
22. Minority interest in consolidated subsidiaries ..................             3000                   0          22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ...................             3838                   0          23.
24. Common stock ....................................................             3230                 800          24.
25. Surplus (exclude all surplus related to preferred stock) ........             3839              45,157          25.
26. a. Retained earnings ............................................             3632              98,597          26.a
    b. Accumulated other comprehensive income (3) ...................             B530                  25          26.b
27. Other equity capital components (4) .............................             A130                   0          27.
28. Total equity capital (sum of items 23 through 27) ...............             3210             144,579          28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28) ...........................             3300           1,265,711          29.

Memorandum
To be reported only with the March Report of Condition.

1.    Indicate in the box at the right
      the number of the statement below
      that best describes the most                        -------         Number
      comprehensive level of auditing      RCFD 6724      N/A             M.1.
      work performed for the bank by                      -------
      independent external auditors as
      of any date during 1996

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3  =  Directors' examination of the bank conducted in accordance with generally accepted auditing standards
4  =  Directors' examination of the bank performed by other external auditors
      (may be required by state chartering authority)
5  =  Review of the bank's financial statements by external auditors
6  =  Compilation of the bank's financial statements by external auditors
7  =  Other audit procedures (excluding tax preparation work)
8  =  No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.